UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)
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DERMTECH, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2023

DERMTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12340 El Camino Real
San Diego, CA 92130
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code (858) 450-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2023, DermTech, Inc. (the “Company”) announced that Bret Christensen has been appointed as President and Chief Executive Officer of the Company and as a member of the board of directors of the Company (the “Board”), replacing John Dobak who resigned as President and Chief Executive Officer of the Company and as a member of the Board, effective as of May 8, 2023 (the “Effective Date”). Mr. Christensen has also assumed the duties of the Company’s principal executive officer for Securities and Exchange Commission (“SEC”) reporting purposes.

Prior to joining the Company, Mr. Christensen served as Chief Commercial Officer of Insulet Corporation from May 2017 to May 2023. From August 2013 to May 2017, Mr. Christensen served as General Manager of Preventive Care at Myriad Genetics, Inc. Prior to Myriad Genetics Inc., Mr. Christensen held a series of executive positions at Hologic, Inc., including Vice President of Sales and Marketing of its Gynecologic Surgical Products division. Prior to Hologic, Inc., Mr. Christensen led key market development and sales teams at Cytyc Corporation. Mr. Christensen earned a B.S. in business management from Utah Valley University and an MBA from the University of Utah.

Mr. Christensen does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Christensen and any other person pursuant to which Mr. Christensen was selected to serve as President and Chief Executive Officer of the Company or as a director of the Company. There have been no transactions involving Mr. Christensen that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Mr. Christensen has not been, and is not expected to be, named to any committees of the Board. In connection with Mr. Christensen’s appointment, Mr. Christensen and the Company will enter into an indemnification agreement in the form the Company has entered into with certain of its other executive officers (the “Indemnification Agreement”), which form is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2019. The Indemnification Agreement, among other things, will provide for indemnification of Mr. Christensen for expenses, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an executive officer or at our request.

Pursuant to the Employment Agreement, dated May 6, 2023, by and between the Company and Mr. Christensen (the “Employment Agreement”), Mr. Christensen will report to the Board. Mr. Christensen’s employment term began on May 8, 2023 and will continue until terminated by either party following 30 days’ notice. Mr. Christensen is entitled to an annual base salary of $600,000 and eligible to receive an annual target performance bonus of up to 80% of his then current base salary. Mr. Christensen is eligible to participate in the Company’s Change in Control and Severance Plan pursuant to the terms of the participation agreement under the Company’s Change in Control and Severance Plan (the “Participation Agreement”) executed by the Company and Mr. Christensen concurrently with the Employment Agreement.

On May 6, 2023, the Board amended and restated the Company’s Amended and Restated 2022 Inducement Equity Incentive Plan to increase the number of shares of Company common stock reserved for issuance pursuant to awards granted thereunder by 500,000 shares of Company common stock (the “Second A&R Inducement Plan”). Also on May 8, 2023, in accordance with the Employment Agreement, the Board granted Mr. Christensen a non-qualified stock option to purchase up to 500,000 shares of Company common stock (the “Equity Award”), subject to the terms of the Second A&R Inducement Plan and the applicable award agreements thereunder. Twelve thirty-sixths (12/36) of the Equity Award will vest on the first anniversary of May 8, 2023, and the remaining twenty-four thirty-sixths (24/36) will vest in a series of eight equal quarterly installments on the fifth day of each third month thereafter, subject to Mr. Christensen’s continued employment. The Employment Agreement also provides that the Board may grant Mr. Christensen an additional equity award under the Company’s 2020 Equity Incentive Plan in connection with future Company value inflection achievements. Mr. Christensen is also eligible to participate in the Company’s health and welfare benefit plans, as may be maintained by the Company from time to time, on the same terms as other similarly situated senior executives of the Company. A copy of the Employment Agreement, including a copy of the Participation Agreement, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Second A&R Inducement Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The descriptions of the Employment Agreement, Participation Agreement and Second A&R Inducement Plan are summaries only, does not purport to be complete, and are qualified in their entirety by the terms of the Employment Agreement, Participation Agreement and the Second A&R Inducement Plan, as applicable.

Dr. Dobak’s resignation as President and Chief Executive Officer of the Company and as a member of the Board was pursuant to that certain Transition Agreement, dated March 1, 2023, by and between the Company and Dr. Dobak, previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2023.

Item 8.01. Other Information.

On May 9, 2023, the Company issued a press release announcing the executive transition described above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1*^	Employment Agreement, dated May 6, 2023 by and between the Company and Bret Christensen
10.2*	Second Amended and Restated 2022 Inducement Equity Incentive Plan
99.1	Press Release, dated May 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Management contract or compensatory plan or arrangement.
^	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: May 9, 2023	By:	/s/ Kevin Sun
	Name:	Kevin Sun
	Title:	Chief Financial Officer

Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is effective as of May 8, 2023 (the “Effective Date”) by and between DermTech, Inc. (the “Company”), a Delaware corporation, and Bret Christensen (“Executive”). References below to the “Company” shall include its subsidiaries and affiliates when applicable.
1.Roles and Duties.
(1)Role. Subject to the terms and conditions of this Agreement, the Company shall employ Executive as its Chief Executive Officer and President, reporting to the Company’s Board of Directors (the “Board”). Executive shall have such duties and responsibilities as are reasonably determined by the Board and are consistent with the duties customarily performed by Executive’s position in similarly situated companies. Executive accepts employment upon the terms and conditions set forth herein and agrees to perform such duties and discharge such responsibilities to the best of Executive’s ability. Executive shall devote all of Executive’s business time and energies to the business and affairs of the Company. Notwithstanding the foregoing, nothing herein shall preclude Executive from (i) serving on no more than one public company board, or serving on a board of a charitable or nonprofit organization (subject to the prior disclosure to and approval by the Board’s Nominating and Governance Committee and subject to the limitation that no public company board service shall be undertaken until after the first anniversary of the Term of this Agreement, as defined in Section 2 below); (ii) fulfilling limited teaching, speaking and writing engagements; (iii) performing certain transition consulting services for Executive’s prior employer as previously disclosed to the Board, and (iv) managing Executive’s personal investments and affairs; provided, however, that the activities set out in clauses (i)-(iv) shall not materially conflict with the performance of Executive’s duties and responsibilities to the Company or contravene any codes of conduct.
(2)Board Membership. The Company or the applicable Board committee will recommend Executive to the Board for nomination, and the Board shall nominate Executive for election and, as appropriate, during Executive’s continued employment as CEO, reelection to the Board. Executive’s service as a Board member shall be without further compensation. Upon termination of Executive's employment with the Company, for any reason, Executive shall resign immediately from the Board and from any officer or board positions at any affiliate, if any, for which Executive is then currently serving as a director or officer at the time of termination of employment, absent agreement to the contrary by the applicable Board committee. Executive agrees to execute such documents, if any, as are reasonably necessary or appropriate to effectuate such resignations. In the absence of any other written resignation proffered to the Board, this Agreement, upon such termination, shall constitute such a written resignation.
2.Term of Employment. Executive’s employment hereunder shall commence on the Effective Date and shall continue until terminated hereunder by either party for any reason (such term of employment shall be referred to herein as the “Term”), which termination shall be effectuated on no less than thirty (30) days’ written notice to each other (except in the case of Executive’s death).
3.Compensation.
(1)Base Salary. The Company shall pay Executive a base salary (the “Base Salary”) at the annual rate of Six Hundred Thousand Dollars ($600,000). The Base Salary shall be payable in substantially equal periodic installments in accordance with the Company’s payroll practices as in effect from time to time. The Company shall deduct from each such installment all amounts required to be deducted or withheld under applicable law or under any employee benefit plan in which Executive participates.
(2)Annual Performance Bonus. Executive shall be eligible to receive an annual cash bonus (the “Annual Performance Bonus”), with a target equal to eighty percent (80%) of his then-

current Base Salary. The Annual Performance Bonus will be based on achieving annual performance metrics determined by the Compensation Committee (or the Board) in its sole discretion. The Annual Performance Bonus shall be paid, if at all and subject to the Board’s full and complete discretion, to Executive no later than March 15th of the calendar year immediately following the calendar year to which it relates. Executive must be employed by the Company on the date that the Annual Performance Bonus is paid to Executive in order to be eligible for, and to be deemed as having earned, such Annual Performance Bonus. The Company shall deduct from the Annual Performance Bonus all amounts required to be deducted or withheld under applicable law or under any employee benefit plan in which Executive participates.
(3)Equity Awards. Subject to and effective on the commencement of Executive’s employment, the Company has agreed to grant Executive an equity award in the form of an option to purchase up to 500,000 shares of the Company’s common stock (the “Inducement Equity Award”) pursuant to the Company’s 2022 Inducement Equity Incentive Plan attached hereto as Exhibit A and as may be amended from time to time as a material inducement to Executive’s employment. Twelve thirty-sixths (12/36) of the shares subject to the Inducement Equity Award will vest on the first anniversary of the date of grant and the remaining twenty-four thirty-sixths (24/36) will vest in a series of eight (8) equal quarterly installments on the fifth day of each third month thereafter. The Inducement Equity Award is intended as an inducement grant under Nasdaq Rule 5635(c)(4). Subject to the approval of the Compensation Committee of the Company’s Board, the Company may grant Executive an additional equity award (the “Additional Award”) in connection with future Company value inflection achievements. The Additional Award would be granted pursuant to the terms of the Company’s 2020 Equity Incentive Plan attached hereto as Exhibit B and as may be amended from time to time.
(4)Vacation. The Company acknowledges that Executive will manage his vacation in accordance with the Company’s flexible vacation policy, in a manner scheduled to minimize disruption to the Company’s operations. No unused vacation time will be paid to Executive upon termination of employment, unless otherwise required by applicable law.
(5)Fringe Benefits. While employed, Executive (and Executive’s spouse and/or eligible dependents to the extent provided in the applicable plans and programs) shall be eligible to participate in and be covered under the health and welfare benefit plans and programs maintained by the Company for the benefit of its employees from time to time, pursuant to the terms of such plans and programs and on the same terms and conditions as those applicable to similarly situated senior executives. The terms of any such benefits shall be governed by the applicable plan documents and Company policies in effect from time to time (and, to the extent this Agreement conflicts with such terms, the terms of such benefit plans shall govern). Nothing contained herein shall create or be deemed to create any obligation on the part of the Company to adopt or maintain any health, welfare, retirement or other benefit plan or program at any time or to create any limitation on the Company’s ability to modify or terminate any such plan or program.
(6)Relocation Benefits. The Company will reimburse Executive (i) the sum of $10,000 per month on a monthly basis for a maximum period of six (6) months for relocation expenses associated with Executive’s travel and relocation to the San Diego, California area and temporary housing and other relocation-related expenses associated with same; and (ii) a one-time reimbursement of $15,000 to cover the costs of shipping Executive’s household goods and automobile, upon presentation to the Company of documentation in accordance with the Company’s existing reimbursement policies.
(7)Reimbursement of Expenses. The Company shall reimburse Executive for all ordinary and reasonable out-of-pocket business expenses incurred by Executive in furtherance of the Company’s business in accordance with the Company’s policies with respect thereto as in effect from time to time. Executive must submit any request for reimbursement no later than ninety (90) days following the date that such business expense is incurred. All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement); (ii) the amount of
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expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year; (iii) the reimbursement of an eligible expense shall be made no later than the last day of the calendar year following the year in which the expense is incurred; and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.
(8)Indemnification. The Company will indemnify Executive consistent with the Company’s bylaws and Delaware law. In addition, the Company will maintain in effect a directors and officers insurance policy and will insure Executive consistent with coverage provided to all Company directors and officers.
4.Payments at Termination.
(1)Definition of Accrued Obligations. Upon termination, Executive (or his estate) shall be entitled to (i) the portion of Executive’s Base Salary that has accrued prior to any termination of Executive’s employment with Company and has not yet been paid; and (ii) the amount of any expenses properly incurred by Executive on behalf of the Company prior to any such termination and not yet reimbursed. Executive’s entitlement to any other compensation or benefit under any Company plan shall be governed by and determined in accordance with the terms of such plans, except as otherwise specified in this Agreement.
(2)Eligibility for Severance Plan. Executive shall be eligible to participate in the Company’s Change in Control and Severance Plan attached as Exhibit C and as may be amended from time to time (the “Severance Plan”) pursuant to a Participation Agreement (as defined in the Severance Plan) on terms previously approved by the Board for the CEO of the Company, subject to the terms and conditions of the Severance Plan and Participation Agreement.
(3)No Other Payments or Benefits Owing. Except as expressly set forth herein, the payments and benefits set forth in this Section 4: (a) shall be the sole amounts owing to Executive upon termination of Executive’s employment for the reasons set forth above, and Executive shall not be eligible for any other payments or other forms of compensation or benefits; (b) shall be the sole remedy, if any, available to Executive in the event that Executive brings any claim against the Company relating to the termination of Executive’s employment under this Agreement; and (c) shall not be subject to set-off by the Company or any obligation on the part of Executive to mitigate or to offset compensation earned by Executive in other pursuits after termination of employment, other than as specified herein with respect medical benefits provided by another employer.
5.Confidentiality; Prohibited Competition and Solicitation; Inventions Assignment. In light of the competitive and proprietary aspects of the business of the Company, and as a condition of employment hereunder, Executive agrees to execute and abide by the Company’s standard form confidentiality and invention assignment agreement that Executive agrees to execute simultaneously hereof.
6.Property and Records. Upon the termination of Executive’s employment hereunder for any reason or for no reason, or if the Company otherwise requests, Executive shall: (a) return to the Company all tangible business information and copies thereof (regardless how such confidential information or copies are maintained), and (b) deliver to the Company any property of the Company which may be in Executive’s possession, including, but not limited to, devices, smart phones, laptops, cell phones (the foregoing, “electronic devices”), products, materials, memoranda, notes, records, reports or other documents or photocopies of the same. In the event that Executive is then using his personal devices (whether computers, mobile phones or otherwise) in the service of Company business activities, Executive agrees to permanently delete any Company information stored therein and to certify such deletion upon the Company’s request. Company shall return such devices to Executive after such retrieval. Executive may retain copies of any exclusively personal data contained in or on the Company-owned electronic devices returned to the Company pursuant to the foregoing. The foregoing notwithstanding, Executive understands and agrees that the Company property belongs exclusively to the Company, it should be used for Company business, and Executive has no reasonable expectation of privacy on any Company property or with respect to any information stored thereon.
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7.Cooperation. During and after Executive’s employment, Executive shall fully cooperate with the Company to the extent reasonable in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company (other than claims directly or indirectly against Executive) which relate to events or occurrences that transpired while Executive was employed by the Company. Executive’s cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after Executive’s employment, Executive also shall fully cooperate with the Company to the extent reasonable in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by the Company. The Company shall reimburse Executive for any reasonable out-of-pocket expenses incurred in connection with Executive’s performance of obligations pursuant to this section.
8.Code Sections 409A and 280G. The terms of the Severance Plan relating to IRS Code Sections 409A and 280G shall govern any post-employment payments to Executive.
9.General.
(1)Notices. Except as otherwise specifically provided herein, any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or electronic mail transmission provided acknowledgment of receipt of electronic transmission is provided; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt.
Notices to Executive shall be sent to the last known address in the Company’s records or such other address as Executive may specify in writing.
Notices to the Company shall be sent to:
Attn:     General Counsel
    DermTech, Inc.
    12340 El Camino Real
    San Diego, CA 92130
(2)Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties.
(3)Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given and shall not constitute a continuing waiver or consent.
(4)Assignment. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company’s business or that aspect of the Company’s business in which Executive is principally involved. Executive may not assign Executive’s rights and obligations under this Agreement without the prior written consent of the Company.
(5)Governing Law/Dispute Resolution. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of California without giving effect to the conflict of law principles thereof. The parties have agreed to arbitrate any disputes arising from or relating to this Agreement by arbitration pursuant to the Mutual Agreement to Arbitrate Claims entered into simultaneously herewith.
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(6)Entire Agreement. This Agreement, together with the other agreements specifically referenced herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

DERMTECH, INC. By: /s/ Matthew Posard Name: Matthew Posard Title: Chairman of the Board
EXECUTIVE By: /s/ Bret Christensen Bret Christensen Date: May 6, 2023

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EXHIBIT A

2022 INDUCEMENT EQUITY INCENTIVE PLAN

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EXHIBIT B

2020 EQUITY INCENTIVE PLAN

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EXHIBIT C

CHANGE IN CONTROL AND SEVERANCE PLAN

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PARTICIPATION AGREEMENT UNDER THE
DERMTECH, INC. CHANGE IN CONTROL AND SEVERANCE PLAN

This Participation Agreement by and between Bret Christensen (the “Participant”) and DermTech, Inc., a Delaware corporation (the “Company”), incorporates by reference and is governed by the DermTech, Inc. Change in Control and Severance Plan. The Participant hereby agrees and consents to the terms and conditions of the Change in Control and Severance Plan, the provisions of which are incorporated herein by reference, and the following additional terms.
QUALIFYING TERMINATION OTHER THAN DURING A CHANGE IN CONTROL PERIOD
Severance Multiple (Other than During a Change in Control Period)
As used in Section 5(a)(i) of the Plan, the “Severance Multiple (Other than During a Change in Control Period)” shall mean: 12 months of the Participant’s base salary at the rate in effect when the Qualifying Termination occurred (or immediately prior to a reduction in the base salary that gave rise to Good Reason).
Bonus Amount (Other than During a Change in Control Period)
As used in Section 5(a)(ii) of the Plan, the “Bonus Amount (Other than During a Change in Control Period)” shall mean: 100% of the pro-rata portion (determined based on the number of days the Participant is employed by the Company during the bonus performance period) of the Participant’s annual bonus that the Company determines was actually earned at the conclusion of the bonus performance period.
COBRA Continuation Period (Other than During a Change in Control Period)
As used in Section 5(a)(iii) of the Plan, the “COBRA Continuation Period (Other than During a Change in Control Period)” shall mean: 12 months.
Acceleration Multiple (Other than During a Change in Control Period)
As used in Section 5(a)(iv) of the Plan, the “Acceleration Multiple (Other than During a Change in Control Period)” shall mean: the number of shares underlying the applicable Equity Award that would be vested and/or exercisable as of the date that is 10 months from the Qualifying Termination.
Months to Exercise Vested Stock Options (Other than During a Change in Control Period)
If the Participant is subject to a Qualifying Termination other than during a Change in Control Period, the period during which the Participant may exercise pursuant to the terms of the applicable Stock Option Grant Notice and Stock Option Agreement between the Company and the Participant, any vested stock options held by the Participant at the time of the Qualifying Termination, after applying the Acceleration Multiple (other than During a Change in Control Period), shall be extended to the earlier of the date that is 12 months following the Qualifying Termination and the expiration date of such stock option.

QUALIFYING TERMINATION DURING A CHANGE IN CONTROL PERIOD
Severance Multiple (During a Change in Control Period)
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As used in Section 5(b)(i) of the Plan, the “Severance Multiple (During a Change in Control Period)” shall mean: 18 months of the Participant’s base salary at the rate in effect when the Qualifying Termination (or immediately prior to a reduction in the base salary that gave rise to Good Reason) occurred or when the Change in Control occurred, whichever is greater.
Pro Rata Bonus Amount (During a Change in Control Period)
As used in Section 5(b)(ii) of the Plan, the “Pro Rata Bonus Amount (During a Change in Control Period)” shall mean: 100% of the pro-rata portion (determined based on the number of days the Participant is employed by the Company during the bonus performance period) of the Participant’s annual bonus at target.
COBRA Continuation Period (During a Change in Control Period)
As used in Section 5(b)(iii) of the Plan, the “COBRA Continuation Period (During a Change in Control Period)” shall mean: 18 months.
Acceleration Multiple (During a Change in Control Period)
As used in Section 5(b)(iv) of the Plan, the “Acceleration Multiple (During a Change in Control Period)” shall mean: 100% of the then-unvested shares subject thereto.
Months to Exercise Vested Stock Options (During a Change in Control Period)
If the Participant is subject to a Qualifying Termination during a Change in Control Period, the period during which the Participant may exercise pursuant to the terms of the applicable Stock Option Grant Notice and Stock Option Agreement between the Company and the Participant, any vested stock options held by the Participant at the time of the Qualifying Termination, after applying the Acceleration Multiple (During a Change in Control Period), shall be extended to the earlier of the date that is 12 months following the Qualifying Termination and the expiration date of such stock option.
Notwithstanding any language to the contrary herein or in the Plan, the term “Qualifying Termination” as used herein shall mean a termination of employment resulting from (i) a termination by the Company of the Participant’s employment for any reason other than Cause, death or Disability or a voluntary resignation by the Participant of his or her employment for Good Reason (as defined below), or (ii) if within (12) months following a Change in Control, a voluntary resignation by the Participant of his or her employment for Good Reason (as defined below). Termination due to Participant’s death or Participant’s Disability will in no event constitute a Qualifying Termination.
“Good Reason” means the occurrence of any of the following events or conditions, without Participant’s express written consent:
(i) a material reduction in Participant’s base salary as an employee of the Company;
(ii) a material reduction in the Participant’s duties, responsibilities or authority at the Company including, without limitation, changes in Participant reporting structure resulting from a Change in Control transaction;
(iii) a change in the geographic location at which Participant must perform services that results in an increase in the one-way commute of Participant by more than 50 miles; or
(iv) a material breach of this agreement by the Company or a successor of the Company.
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With respect to each of clause (i), (ii), (iii) and (iv) above, Participant must provide notice to the Company of the condition giving rise to “Good Reason” within one hundred twenty (120) days of the date Participant first has knowledge of the existence of such condition, and the Company will have thirty (30) days following such notice to remedy such condition. Participant must resign Participant’s employment no later than thirty (30) days following expiration of the Company’s thirty (30) day cure period in order for such resignation to qualify as being for “Good Reason.”

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE TO PARTICIPATION AGREEMENT UNDER THE
DERMTECH, INC. CHANGE IN CONTROL AND SEVERANCE PLAN

IN WITNESS WHEREOF, each of the parties has executed this Participation Agreement to the DermTech, Inc. Change in Control and Severance Plan, in the case of the Company by its duly authorized officer, as of the date of the last signature below.

COMPANY:

DermTech, Inc.
By: /s/Matthew Posard
Name:     Matthew Posard
Title: Chairman of the Board
Signature Date: May 6, 2023

PARTICIPANT:

/s/ Bret Christensen
Name: Bret Christensen
Signature Date: May 6, 2023

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Exhibit 10.2

DERMTECH, INC.
SECOND AMENDED AND RESTATED
2022 INDUCEMENT EQUITY INCENTIVE PLAN

1.DEFINITIONS.
Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this DermTech, Inc. Second Amended and Restated 2022 Inducement Equity Incentive Plan, have the following meanings:
Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the term “Administrator” means the Committee.
Affiliate means a corporation or other entity, which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.
Agreement means a written or electronic document setting forth the terms of a Stock Right delivered pursuant to the Plan, in such form as the Administrator shall approve.
Board of Directors means the Board of Directors of the Company.
Cause means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.
Code means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.
Committee means the Company’s compensation committee (as constituted in compliance with Rule 5605(d)(2) of the Nasdaq Listing Rules) in order to comply with the exemption from the stockholder approval requirement for “inducement grants” provided under Rule 5635(c)(4) of the Nasdaq Listing Rules.
Common Stock means shares of the Company’s common stock, $0.0001 par value per share.
Company means DermTech, Inc., a Delaware corporation.
Corporate Transaction means a merger, consolidation, or sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a single entity other than a transaction to merely change the state of incorporation.
Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.
Exchange Act means the United States Securities Exchange Act of 1934, as amended.
Fair Market Value of a Share of Common Stock means:
(i)If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(ii)If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the most recent trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(iii)If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.
Non-Qualified Option means a stock option which is not intended to qualify as an incentive stock option under Section 422 of the Code.
Option means a Non-Qualified Option granted under the Plan.
Participant means an Employee to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.
Performance-Based Award means a Stock Grant or Stock-Based Award which vests based on the attainment of written Performance Goals as set forth in Paragraph 9 hereof.
Performance Goals means performance goals determined by the Committee in its sole discretion and set forth in an Agreement. The satisfaction of Performance Goals shall be subject to certification by the Committee. The Committee has the authority to take appropriate action with respect to the Performance Goals (including, without limitation, making adjustments to the Performance Goals or determining the satisfaction of the Performance Goals in connection with a Corporate Transaction) provided that any such action does not otherwise violate the terms of the Plan.
Plan means this DermTech, Inc. Second Amended and Restated 2022 Inducement Equity Incentive Plan.
Securities Act means the United States Securities Act of 1933, as amended.
Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the

Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.
Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.
Stock Grant means a grant by the Company of Shares under the Plan.
Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan, in the form of a Non-Qualified Option, a Stock Grant or a Stock-Based Award.
Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.PURPOSES OF THE PLAN.
The Plan is intended to encourage ownership of Shares by Employees of the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Company intends that the Plan be reserved for persons to whom the Company may issue securities without stockholder approval as an inducement pursuant to Nasdaq Listing Rule 5635(c)(4). The Plan provides for the granting of Non-Qualified Options, Stock Grants and Stock-Based Awards.
3.SHARES SUBJECT TO THE PLAN.
(a)    The number of Shares which may be issued from time to time pursuant to this Plan shall be 2,450,000 shares of Common Stock or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of this Plan.
(b)    If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. If a Stock Right is exercised, in whole or in part, by tender or withholding of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by the tender or withholding of Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the net number of Shares actually issued. Shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the Plan.
4.ADMINISTRATION OF THE PLAN.
The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:
(a)    Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;
(b)    Determine which Employees shall be granted Stock Rights;

(c)    Determine the number of Shares for which a Stock Right or Stock Rights shall be granted and specify the terms and conditions upon which Stock Rights may be granted;
(d)    Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;(e)    Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price or extending the expiration date of an Option, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, pursuant to Section 409A of the Code;
(f)    Determine and make any adjustments in the Performance Goals included in any Performance-Based Awards in compliance with (d) above; and
(g)    Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;
provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of potential tax consequences under Section 409A of the Code. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.
To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, any grants of Stock Rights under the Plan shall be approved by either a majority of the Company’s independent directors (as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) in order to comply with Nasdaq Listing Rule 5635(c)(4).
5.ELIGIBILITY FOR PARTICIPATION.
The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee of the Company or of an Affiliate at the time a Stock Right is granted and a person to whom the Company may issue securities without stockholder approval as an inducement pursuant to Listing Rule 5635(c)(4) of the corporate governance rules of the Nasdaq Stock Market. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees.
6.TERMS AND CONDITIONS OF OPTIONS.
Each Option shall be set forth in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may

provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate. The Option Agreements shall be subject to at least the following terms and conditions:
(a)    Non-Qualified Options: Each Non-Qualified Option and shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:
(i)Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of the Common Stock on the date of grant of the Option.
(ii)Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.
(iii)Vesting Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated performance goals or events.
(iv)Additional Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a share purchase agreement in a form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:
1.The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and
2.The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.
(v)Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.
7.TERMS AND CONDITIONS OF STOCK GRANTS.
Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:
(a)    Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;(b)    Each Agreement shall state the number of Shares to which the Stock Grant pertains; and
    (c)    Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time period or attainment of Performance Goals or such other performance criteria upon which such rights shall accrue and the purchase price therefor, if any.

8.TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise or base price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.
The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.PERFORMANCE-BASED AWARDS.
The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be issued for such performance period until such certification is made by the Committee. The number of Shares issued in respect of a Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.
10.EXERCISE OF OPTIONS AND ISSUE OF SHARES.
An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised; or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised; or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator; or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.
The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

11.PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.
Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award; or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.
The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

12.RIGHTS AS A STOCKHOLDER.
No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.

13.ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.
By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:
(a)    A Participant who ceases to provide services to the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.
(b)    The provisions of this Paragraph, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of service; provided, however, in the case of a Participant’s Disability or death within three months after the termination of service,the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.
(c)    Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of service, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.
(d)    A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s service with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided;
(e)    Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee of the Company or any Affiliate.

15.EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.
Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service with the Company or an Affiliate is terminated for Cause prior to the time that all of his or her outstanding Options have been exercised:
(a)    All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.
(b)    Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16.EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.
Except as otherwise provided in a Participant’s Option Agreement:
(a)    A Participant who ceases to be an Employee or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i)    To the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability; and
(ii)    In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.
(b)    A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee or, if earlier, within the originally prescribed term of the Option.
(c)    The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

17.EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE
Except as otherwise provided in a Participant’s Option Agreement:
(a)    In the event of the death of a Participant while the Participant is an Employee of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:
(i)    to the extent that the Option has become exercisable but has not been exercised on the date of death; and
(ii)    in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.
(b)    If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee or, if earlier, within the originally prescribed term of the Option.
18.EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS AND STOCK-BASED AWARDS.
In the event of a termination of service with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.
For purposes of this Paragraph 18 and Paragraph 19 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such

Participant’s employment with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.
In addition, for purposes of this Paragraph 18 and Paragraph 19 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

19.EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.
Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service for any reason, other than termination for Cause, death or Disability for which there are special rules in Paragraphs 20, 21, and 22 below, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.

20.EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.
Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service with the Company or an Affiliate is terminated for Cause:
(a)    All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.
(b)    Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

21.EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.
Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.
The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

22.EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE.
Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.

23.PURCHASE FOR INVESTMENT.
Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:
(a)    The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant of a Stock Right:
“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledge, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”
(b)    At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

24.DISSOLUTION OR LIQUIDATION OF THE COMPANY.
Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

25.ADJUSTMENTS.
Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement.

(a)    Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise, base or purchase price per share and in the Performance Goals applicable to outstanding Performance-Based Awards to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.
(b)    Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a Corporate Transaction, the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.
With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).
In taking any of the actions permitted under this Paragraph 25(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.
(c)    Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation, limited liability company or other entity are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.
(d)    Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to the effect of any, Corporate Transaction and, subject to Paragraph 4, its determination shall be conclusive. Notwithstanding the foregoing, any adjustments shall be made only after the Administrator determines whether such adjustments would cause any adverse tax consequences for the holders of Stock-Based Awards, including, but not limited to, pursuant to Section 409A of the Code.
(e)    Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may in its discretion refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option.
26.ISSUANCES OF SECURITIES.
Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

27.FRACTIONAL SHARES.
No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

28.WITHHOLDING.
In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer or allow for payroll withholding.

29.TERMINATION OF THE PLAN.

The Plan will terminate on March 11, 2032, the date which is ten years from the date of its adoption by the Board of Directors The Plan may be terminated at an earlier date by vote of the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

30.AMENDMENT OF THE PLAN AND AGREEMENTS.
    The Plan may be amended by the Board of Directors of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Other than as set forth in Paragraph 25 of the Plan, at any time when the exercise price of such Option is above the fair market value of a share, the Administrator may not without shareholder approval reduce the exercise price of an Option or cancel any outstanding Option of Common Stock in exchange for (i) a replacement option having a lower exercise price, (ii) a Stock Grant, (iii) any other Stock-Based Award or (iv) for cash. In addition the Administrator shall not take any other action that is considered a direct or indirect “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 30 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraph 25.

31.EMPLOYMENT OR OTHER RELATIONSHIP.
Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating his or her own employment or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.
32.SECTION 409A.
If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.
The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.
33.INDEMNITY.
Neither the Board nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.
34.CLAWBACK.
Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company’s Clawback Policy as then in effect is triggered.
35.GOVERNING LAW.
This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

Exhibit 99.1

DERMTECH APPOINTS BRET CHRISTENSEN AS NEW PRESIDENT AND CEO

SAN DIEGO – May 9, 2023 – DermTech, Inc. (NASDAQ: DMTK) (“DermTech” or the “Company”), a leader in precision dermatology enabled by a non-invasive skin genomics platform, today announced the appointment of Bret Christensen, previously chief commercial officer of Insulet, as president, chief executive officer and a member of the board of directors (the board). Mr. Christensen succeeds Dr. John Dobak, who stepped down as president, chief executive officer and a director of the board.

Mr. Christensen said, “I am excited to be leading the DermTech team. DermTech has an opportunity to transform dermatology with its revolutionary technology, strong demand and building momentum with commercial payers. Importantly, I am confident that we can improve lives and integrate our test into the melanoma care pathway. I look forward to working closely with the board and the DermTech team to drive our average selling price, grow revenue and scale our business.”

Commenting on Mr. Christensen’s appointment, Matt Posard, DermTech’s chairman said, “I’d like to welcome Bret to the team. Bret is well positioned to lead our growing company given his significant commercial, operations and market access experience. We are confident that Bret’s demonstrated success and expertise in the diagnostics industry align with DermTech’s strategy to fully capitalize on commercializing its genomic products and executing against its many growth opportunities. The board looks forward to working with Bret and the management team to create meaningful value for stockholders.”

“On behalf of the board, I want to thank John for his valuable contributions to DermTech,” said Mr. Posard. “John had the vision to see the life changing potential of the genomic revolution in dermatologic care and has brought us to this important inflection point for the Company. We are grateful for John’s service over the past decade.”

Dr. Dobak said, “I am grateful for the dedication and perseverance of our physician advocates, patients, stockholders and my colleagues. I have been privileged to lead a great team and am thankful for your support. I am excited for Bret to carry our vision forward. DermTech has a bright future.”

Prior to joining the Company, Mr. Christensen served as chief commercial officer of Insulet from May 2017 to May 2023 where he oversaw sales growth from approximately $367 million to $1.1 billion. Mr. Christensen has extensive experience in successfully scaling novel diagnostic companies and securing reimbursement with various types of payers. From August 2013 to May 2017, Mr. Christensen served as general manager of Preventive Care at Myriad Genetics, Inc. Prior to Myriad Genetics, Mr. Christensen held several executive positions at Hologic, Inc., including vice president of sales and marketing of its Gynecologic Surgical Products division. Prior to Hologic, Mr. Christensen led key market development and sales teams at Cytyc Corporation. Mr. Christensen earned a B.S. in business management from Utah Valley University and an MBA from the University of Utah.

About DermTech

DermTech is a leading genomics company in dermatology and is creating a new category of medicine, precision dermatology, enabled by its non-invasive skin genomics platform. DermTech’s mission is to improve the lives of millions by providing non-invasive precision dermatology solutions that enable individualized care. DermTech provides genomic analysis of skin samples collected non-invasively using our Smart StickersTM. DermTech markets and develops products that facilitate the early detection of skin cancers and is developing products that assess inflammatory diseases and customize drug treatments. For additional information, please visit www.dermtech.com.

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Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of DermTech may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “positioned,” “budget,” “forecast,” “opportunity,” "outlook," “anticipate,” “future,” “intend,” “plan,” “may,” “will,” “could,” “vision,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations and evaluations with respect to: the performance, patient benefits, cost- effectiveness, commercialization and adoption of DermTech’s products and the market opportunity for these products, DermTech’s positioning and potential growth, financial outlook and future financial performance, DermTech’s ability to scale and continue to drive commercialization, future growth, evaluations and judgements of expertise and alignment of qualifications and potential stockholder value . These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of DermTech and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against DermTech; (2) DermTech’s ability to obtain additional funding to develop and market its products; (3) the existence of favorable or unfavorable clinical guidelines for DermTech’s tests; (4) the reimbursement of DermTech’s tests by Medicare, government payers and commercial payers; (5) the ability of patients or healthcare providers to obtain coverage of or sufficient reimbursement for DermTech’s products; (6) DermTech’s ability to grow, manage growth and retain its key employees and maintain or improve its operating efficiency and reduce operating expenses; (7) changes in applicable laws or regulations; (8) the market adoption and demand for DermTech’s products and services together with the possibility that DermTech may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties included in the “Risk Factors” section of the most recent Annual Report on Form 10-K filed by DermTech with the Securities and Exchange Commission (the “SEC”), and other documents filed or to be filed by DermTech with the SEC, including subsequently filed reports. DermTech cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward- looking statements, which speak only as of the date made. DermTech does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact
Steve Kunszabo
DermTech
(858) 291-1647
steve.kunszabo@dermtech.com
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